SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 9, 2007

Alaska Pacific Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101

State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	President & CEO Craig E. Dahl is pleased to announce the appointment of Julie Pierce as Senior Vice President & Chief Financial Officer for Alaska Pacific Bank and its parent company Alaska Pacific Bancshares, Inc. Ms. Pierce will start with the company on September 4, 2007, replacing Roger K. White who, as previously announced, will be leaving the company at the end of August to assist with the formation of a new bank in Washington State.

Ms. Pierce is currently the Comptroller for the State of Alaska, with a background as the CFO for a statewide credit union and several years with the region’s largest CPA firm. She has been a CPA since 1998 and holds an MBA and undergraduate degree from the University of Alaska. She brings her experience and education, along with a commitment to the unique lifestyle of Southeast Alaska, which still represents the bank’s primary market area.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                          ALASKA PACIFIC BANCSHARES, INC.

DATE: August 9, 2007	By:	/s/ Craig E. Dahl

President and Chief Executive Officer